  Exhibit 99.1

MusclePharm Corporation Reports First Quarter 2018 Financial Results

Advances toward profitability with second consecutive quarter of sequential revenue growth and narrowed operating loss

Conference call begins at 4:30 p.m. Eastern time today

BURBANK, Calif. (May 14, 2018) – MusclePharm® Corporation (OTC/QB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, reports financial results for the three months ended March 31, 2018 and provides a business update.

First quarter 2018 financial highlights include the following (all comparisons are with the fourth quarter of 2017):

●
Revenue was $26.5 million, an increase of 4% from $25.6 million
●
Operating loss was $926,000, a decrease of 1% from $936,000
●
Net loss was $2.3 million, a decrease of 8% from $2.5 million
●
Non-GAAP adjusted EBITDA was $85,000 compared with $1.2 million
●
Cash and equivalents were $5.1 million as of March 31, 2018

“Today, I’m excited to report on several major customer wins with recent commitments at national retail partners including Walmart Canada, Circle K®, Wegmans, Giant Eagle® and Gateway Newstands,” said Ryan Drexler, Chairman, President and CEO of MusclePharm. “These commitments are indicative of our strategic intent to diversify our customer base and effectively capitalize on a meaningful shift that is happening in sports nutrition. We expect to begin generating revenues from these new customers in the second half of 2018.

“Q1 represents our second consecutive quarter of sequential revenue growth and narrowed operating loss, demonstrating progress toward our goal of sustained, profitable growth. We continue to manage costs and expenses diligently. To further illustrate, our gross margin for 1Q 2018 improved to 31% from 25% for the prior-year period.

“Furthermore, we’re experiencing solid growth via the strategic ecommerce and international channels, and are continuing to invest in the relationships with our largest customers,” he added. “We remain committed to reinvigorating relationships with legacy customers by working to understand their needs and to provide suitable product solutions, while also seeking to expand business through the continuing development of our Natural Series product line.”

First Quarter Financial Results

Net revenue for the first quarter of 2018 was $26.5 million, a 2% increase from $26.0 million for the first quarter of 2017. The increase was primarily due to higher international sales, as well as a decrease in discounts and sales allowances reflecting a shift away from traditional discounts and allowances and toward partnership advertising and marketing efforts with key customers.

Gross profit margin for the first quarter of 2018 was 31%, an improvement from 25% for the first quarter of 2017. Gross profit margin was positively impacted by the decrease in traditional discounts and sales allowances noted above, combined with improved per unit pricing and lower whey protein costs.

Advertising and promotion expenses for the first quarter of 2018 were $3.7 million compared with $1.9 million for the first quarter of 2017, with the increase primarily related to costs associated with in-store support and advertising initiatives with key partners as we continue to invest in the relationships with our largest customers. Salaries and benefits expenses for the first quarter of 2018 were $2.2 million, down 33% from $3.3 million for the first quarter of 2017, with the decrease due primarily to lower stock-based compensation expense and a reduction in headcount. Selling, general and administrative expenses for the first quarter of 2018 were $2.5 million, down 14% from $2.9 million for the first quarter of 2017, with the decrease related to lower office and freight expenses, lower depreciation and amortization, and lower board of directors and information technology expenses. Research and development expenses were $212,000 and $137,000 for the first quarters of 2018 and 2017, respectively. Professional fees for the first quarter of 2018 of $572,000 declined from $882,000 for the prior-year period, due mainly to lower legal fees.

The Company did not record a gain on settlement of accounts payable for the first quarter of 2018 compared with a gain of $449,000 for the first quarter of 2017. Other expense, net, for the first quarter of 2018 was $1.3 million compared with $978,000 for the first quarter of 2017, with the increase primarily due to interest-related expenses and the amortization of debt discount.

Net loss for the first quarter of 2018 was $2.3 million, or $0.16 per share, compared with a net loss of $3.1 million, or $0.23 per share, for the first quarter of 2017. Adjusted EBITDA for the first quarter of 2018 was $85,000, compared with adjusted EBITDA loss of $1.0 million for the first quarter of 2017, with the improvement primarily related to operating results. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of March 31, 2018 were $5.1 million compared with $6.2 million as of December 31, 2017. The Company used $232,000 of cash to fund operations during the first quarter of 2018, an improvement compared with $1.0 million of cash used during the first quarter of 2017.

All results summarized in this press release (including in the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release, and are subject to change. Please refer to MusclePharm’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, which will be filed with the U.S. Securities and Exchange Commission on or about May 15, 2018.

First Quarter and Recent Business Highlights

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Received distribution commitments from several national retailers including Walmart Canada, Circle K®, Wegmans, Giant Eagle® and Gateway Newstands
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Received notification from Shoppers Drug Mart – Canada’s largest drugstore chain – that the number of points of distribution within the chain will increase
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Conducted qualitative focus group research to more deeply understand the needs and perceptions of core consumer segments
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Participated in a major Costco promotion, which produced favorable results and led to strong post-promotional velocities
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Invested in advertising to expand our Amazon presence and optimize placement within the Amazon search ecosystem
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Showcased the MP Natural Series product line at the 83rd Annual Natural Products Expo in Anaheim, the world’s largest natural, organic and health products event
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Hosted a Supplier Led Innovation Summit, whereby more than a half-dozen co-manufacturers were invited to present new product concepts and prototypes

Non-GAAP Financial Measures

Adjusted EBITDA, including certain one-time adjustments, is a non-GAAP measure that excludes stock-based compensation expense, restructuring charges, depreciation and amortization, as well as other items defined in the reconciliation table included in the press release. Management believes Adjusted EBITDA is a primary metric to track company performance as it excludes one-time and non-recurring items, and reflects the state of the underlying business.

Conference Call and Webcast

MusclePharm will hold a conference call and webcast today, Monday, May 14, 2018, as follows:

Time:
4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Domestic Dial-In:
800-608-8202
International Dial-In:
702-495-1913
Conference ID:
2876888

A live webcast will be available online at http://ir.musclepharmcorp.com/ and archived for 90 days. An audio replay of the conference call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers and use conference ID 2876888.

About MusclePharm Corporation

MusclePharm® develops, manufactures, markets and distributes branded nutritional supplements. Its portfolio of recognized brands includes MusclePharm® Sport Series, Essential Series and FitMiss™, as well as Natural Series, which was launched in 2017. These products are available in more than 100 countries worldwide. MusclePharm is an innovator in the sports nutrition industry with clinically proven supplements that are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, physicians and universities. For more information, visit www.musclepharmcorp.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects," "anticipates," "intends," "estimates," "plans," "potential,” "possible," "probable,” "believes," "seeks," "may,” "will,” "should," "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Investors Contact
LHA Investor Relations
Jody Cain
jcain@lhai.com
310-691-7100

Financial Tables to Follow

MusclePharm Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$5,114	$6,228
Accounts receivable, net of allowance for doubtful accounts of $1,518 and $1,363, respectively	16,925	16,668
Inventory	7,738	6,484
Prepaid giveaways	111	89
Prepaid expenses and other current assets	895	993
Total current assets	30,783	30,462
Property and equipment, net	1,632	1,822
Intangible assets, net	1,237	1,317
Other assets	239	225
TOTAL ASSETS	$33,891	$33,826
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$14,897	$11,742
Accrued liabilities	7,441	7,761
Accrued restructuring charges, current	560	595
Obligation under secured borrowing arrangement	5,547	5,385
Line of credit	2,000	3,000
Total current liabilities	30,445	28,483
Convertible note with a related party, net of discount	16,917	16,669
Accrued restructuring charges, long-term	110	120
Other long-term liabilities	1,060	1,088
Total liabilities	48,532	46,360
Commitments and contingencies
Stockholders' deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized 15,607,288 and 15,526,175 shares issued as of March 31, 2018 and December 31, 2017, respectively; 14,731,667 and 14,650,554 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	14	14
Additional paid-in capital	159,798	159,608
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated other comprehensive loss	(142)	(150)
Accumulated deficit	(164,272)	(161,967)
TOTAL STOCKHOLDERS’ DEFICIT	(14,641)	(12,534)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$33,891	$33,826

MusclePharm Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue, net	$26,547	$26,009
Cost of revenue	18,328	19,539
Gross profit	8,219	6,470
Operating expenses:
Advertising and promotion	3,661	1,888
Salaries and benefits	2,154	3,269
Selling, general and administrative	2,546	2,886
Research and development	212	137
Professional fees	572	882
Total operating expenses	9,145	9,062
Loss from operations	(926)	(2,592)
Gain on settlement of accounts payable	—	449
Other expense, net	(1,310)	(978)
Loss before provision for income taxes	(2,236)	(3,121)
Provision for income taxes	69	28
Net loss	$(2,305)	$(3,149)

Net loss per share, basic and diluted	$(0.16)	$(0.23)

Weighted average shares used to compute net loss per share, basic and diluted	14,615,677	13,773,508

MusclePharm Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,305)	$(3,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	287	420
Gain on settlement of accounts payable	—	(449)
Bad debt expense	164	—
Amortization of debt discount	248	153
Stock-based compensation	137	607
Other	—	363
Changes in operating assets and liabilities:
Accounts receivable	(443)	(1,925)
Inventory	(1,255)	2,463
Prepaid giveaways	(23)	132
Prepaid expenses and other current assets	100	(387)
Other assets	(14)	—
Accounts payable and accrued liabilities	2,917	803
Accrued restructuring charges	(45)	(73)
Net cash used in operating activities	(232)	(1,042)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14)	—
Net cash used in investing activities	$(14)	$—
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(1,000)	—
Proceeds from secured borrowing arrangement, net of reserves	13,494	4,087
Payments on secured borrowing arrangement, net of fees	(13,332)	(4,951)
Repayment of capital lease obligations	(34)	(36)
Net cash used in financing activities	(872)	(900)
Effect of exchange rate changes on cash	4	15
NET CHANGE IN CASH	(1,114)	(1,927)
CASH — BEGINNING OF PERIOD	6,228	4,943
CASH — END OF PERIOD	$5,114	$3,016
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$614	$672
Cash paid for taxes	$68	$8
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Property and equipment acquired in conjunction with capital leases	$—	$12
Purchase of property and equipment included in current liabilities	$13	$9
Interest paid through issuance of shares of common stock	$53	$—

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, restructuring and asset impairment charges, gain/(loss) on settlement of accounts payable, amortization of prepaid sponsorship fees, other expense, net, depreciation and amortization of property and equipment, amortization of intangible assets, (recovery)/provision for doubtful accounts, settlement related, including legal and income taxes. In addition, the Company provides an Adjusted EBITDA excluding one-time events that excludes charges related to executive severance, discontinued business/product lines, unusual credits against revenue and unusual spikes in whey protein costs. Management believes that these non-GAAP measures provide investors with important additional perspectives into our ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net loss. The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net loss. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net loss and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net loss to Adjusted EBITDA and Adjusted EBITDA excluding one-time events (in thousands):):

			Three Months Ended
	Three Months Ended Mar. 31, 2018	Year Ended Dec. 31, 2017	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Net loss	$(2,305) )	$(10,973)	$(2,547)	$(2,128)	$(3,149)	$(3,149)

Non-GAAP adjustments:
Stock-based compensation	137	2,096	408	540	541	607
Restructuring and asset impairment charges	—	180	180	—	—	—
Gain on settlement of accounts payable	—	(430)	41	—	(22)	(449)
Amortization of prepaid sponsorship fees	91	461	86	120	110	145
Other expense, net	1,310	4,072	1,546	858	690	978
Depreciation and amortization of property and equipment	207	1,139	230	279	290	340
Amortization of intangible assets	80	320	80	80	80	80
Provision for doubtful accounts	164	1,524	310	990	144	80
Settlement, including legal	332	3,643	866	532	1,942	303
Provision for income taxes	69	142	24	14	76	28
Adjusted EBITDA	$ 85	$ 2,174	$1,224	$1,285	$ 702	$(1,037)

One-time events:
Executive Severance	55	831	109	66	134	522
Discontinued business/product lines	—	272	—	—	132	140
Unusual credits against revenue	—	1,141	—	—	—	1,141
Whey protein costs	—	1,322	—	—	296	1,026
Total one-time adjustments	55	3,566	109	66	562	2,829
Adjusted EBITDA excluding one-time events	$140	$5,740	$1,333	$ 1,351	$1,264	$1,792